EXHIBIT 17.1


                     MUNICIPAL SECURITIES INCOME TRUST

                            Federated Investors
                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779

                             October 16, 1995



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

   RE:    Rule 24f-2 Notice for Municipal Securities Income Trust
          1933 Act File No. 33-36729
          1940 Act File No. 811-6165

Dear Sir or Madam:

     Pursuant to the provisions of Rule 24f-2 of the Investment Company Act of 1940, I enclose the Rule 24f-2 Notice for Municipal Securities Income Trust.

     Since the aggregate redemption price of redeemed securities exceeded the aggregate sales price of securities sold during the period for which the Rule 24f-2 Notice is filed, an additional filing fee pursuant to Rule 24f-2(c) has not been filed.

     As required by Rule 24f-2(b)(1)(v), a conformed opinion of counsel has been electronically filed herewith which indicates whether the securities, the registration of which this Notice makes definite in number, were legally issued, fully paid and non-assessable.

                                   Very truly yours,



                                   /s/ Charles H. Field
                                   Charles H. Field
                                   Assistant Secretary

Enclosures


cc:  Charles H. Morin, Esquire
     Matthew G. Maloney, Esquire
     Linda L. Banas






                             Rule 24f-2 Notice

                     MUNICIPAL SECURITIES INCOME TRUST


                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779

                           1933 Act No. 33-36729


  (i) fiscal period for which notice is filed August 31, 1995

 (ii) The number or amount of securities of the
      same class or series, if any, which had
      been registered under the Securities Act
      of 1933, other than pursuant to Rule 24f-2
      but which remained unsold at September 1, 1994,
      the beginning of the Registrant's fiscal
      period                            -0-

 (iii)                                  The number or amount of securities,
if
      any, registered during the fiscal period
      of this notice other than pursuant to
      Rule 24f-2                        -0-       -0-

 (iv) The number or amount of securities
      sold during the fiscal period of this
      notice                                        7,909,183

 (v)  The number or amount of securities sold
      during the fiscal period of this notice
      in reliance upon registration pursuant
      to Rule 24f-2 (see attached Computation
      of Fee)                                       7,909,183



     WITNESS the due execution hereof this 16th day of October, 1995.



                              By:  /s/Charles H. Field
                                 Charles H. Field
                                 Assistant Secretary



                            COMPUTATION OF FEE


1.Actual aggregate sale price of Registrant's
  securities sold pursuant to Rule 24f-2 during
  the fiscal period for which the 24f-2 notice
  is filed (see Section v) ...................    $52,045,483

2.Reduced by the difference between:

  (a) actual aggregate redemption price
      of such securities redeemed by the
      issuer during the fiscal period for
      which the 24f-2 notice is filed             $123,470,581

  (b) actual aggregate redemption price
      of such redeemed securities
      previously applied by the issuer
      pursuant to Section 24e(2)(a) for
      the fiscal period for which the
      24f-2 notice is filed .... -0-              $123,470,581


Total amount upon which the fee calculation specified
in Section 6(b) of the Securities Act of 1933 is
based.........................................    $(71,425,098)


  FEE SUBMITTED (1/29 of 1% of Total amount) .    $-0-





                     CONVERSION OF NET REDEMPTIONS ON
                        RULE 24f-2 NOTICE TO FILING
                             UNDER RULE 24e-2


When a negative amount appears on the line captioned "Total amount upon which the fee calculated specified in Section 6(b) of the Securities Act of 1933 is based", the following calculation should be made to determine the share information needed to file under Rule 24e-2:


Total redemptions (per annual report) 15,702,272
Less:  Line (v) - Rule 24f-2 Notice   7,909,183
Shares available to register under
     Rule 24e-2                       7,793,089(a)

Fund's Current Net Asset Value       $11.60(b)

Multiply:  Shares available to register
under Rule 24e-2 by the fund's current
net asset value (a x b) to obtain Proposed
Maximum Aggregate Offering Price     $90,399,832




   FEDERATED ADMINISTRATIVE
             SERVICES

                                          FEDERATED INVESTORS TOWER
                                          PITTSBURGH, PA 15222-3779
                                          412-288-1900

                                   October 16, 1995


Municipal Securities Income Trust
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Municipal Securities Income Trust (`Trust'') to be filed in respect of shares of the Trust (`Shares'') sold for the fiscal year ended August 30, 1995, pursuant to the Trust's registration statement filed with the Securities and Exchange Commission (`SEC'') under the Securities Act of 1933 (File No. 33-36729) (`Registration Statement'').

     In its Registration Statement, the Trust elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

     As counsel, I have participated in the preparation and filing of the Trust's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Declaration of Trust dated August 6, 1990 (`Declaration of Trust''), the Bylaws of the Trust and such other documents and records deemed relevant.
I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended August 30, 1995, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Trust.

     I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Trust and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                   Very truly yours,

                                   /s/ Charles H. Field
                                   Charles H. Field
                                   Fund Attorney